Exhibit 7.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement ”) is made as of December 1, 2016 by and among Neuralstem, Inc., a Delaware corporation (the “Company ”) and Tianjin Pharmaceuticals Group International Holdings Co., Ltd (the “ Investor ”).

RECITALS

A. The Company and Investor have previously entered into that certain Securities Purchase Agreement dated September 7, 2016 as amended on December 1, 2016 with respect to the offer and sale of 28,500,000 shares of the Company’s common stock (“Common Stock”) and 1,000,000 shares of the Company’s Series A 4.5% Convertible Preferred Stock (“Preferred Stock”).

B. The Company and Investor desire to enter into this Agreement with respect to the “Registrable Securities” (as defined below).

C. Now, therefore, in consideration of the mutual promises contained herein and made pursuant hereto, and good and available consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

AGREEMENT

The parties hereby agree as follows:

1. Registration Rights . The Company and the Investor covenant and agree as follows:

1.1 Definitions.

(a) “Commission” means the Securities and Exchange Commission;

(b) “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto), and the rules and regulations promulgated thereunder;

(c) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;

(d) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(e) “Registrable Securities” means, (i) the Common Stock, and (ii) all of the shares of the Company’s common stock then issued and issuable upon conversion in full of the Preferred Stock (assuming on such date the shares of Preferred Stock are converted in full without regard to any conversion limitations therein), (iii) any additional shares of common stock issued and issuable in connection with any anti-dilution provisions in the Preferred Stock, (in each case, without giving effect to any limitations on conversion set forth in the Certificate of Designation) and (e) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the

Securities Act and such Registrable Securities have been disposed of by the Investor in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Company’s transfer agent and the Investor.

(d) “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

(e) “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

(f) “Securities Act ” means the Securities Act of 1933, as amended (and any successor thereto), and the rules and regulations promulgated thereunder.

(g) “SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

(h) “Selling Stockholder Questionnaire” shall have the meaning the questionnaire attached hereto as Exhibit A.

1.2 Request for Registration.

(a) If the Company shall receive at any time after the issuance of the Registrable Securities, a written request from the Investor that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities, then the Company shall use all commercially reasonable best efforts to effect a resale registration statement under the Securities Act covering all resale of all Registrable Securities, subject to any limitations as contained in SEC Guidance, within 60 days of the request. Notwithstanding the foregoing, for such request to be valid, it must be accompanied by the Selling Stockholder Questionnaire.

(b) Notwithstanding the registration obligations set forth in Section 1.2(a), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415 or SEC Guidance, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform Investor thereof and use its commercially reasonable best efforts to file amendments to the initial registration statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; with respect to filing on Form S-3 or other appropriate form; provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

(c) Notwithstanding the foregoing, if the Company shall furnish to Investor a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request; provided, however, that the Company may not utilize this right more than once in any twelve-month period, and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such 90-day period (other than in a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities).

1.3 Piggyback Registration Rights

(a) Whenever the Company proposes to register the offer and sale of any shares of its Common Stock under the Securities Act (other than a registration (i) pursuant to a registration statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company and the form of registration statement (a “Piggyback Registration Statement”) to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than ten (10) business days prior to the filing of such registration statement) to the holders of registrable securities of its intention to effect such a registration and, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the Investor within five (5) business days after the Company’s notice has been given to the Investor. If any Piggyback Registration Statement pursuant to which holders of Registrable Securities have registered the offer and sale of Registrable Securities is a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Shelf Registration Statement”), the Investor shall have the right, but not the obligation, to be notified of and to participate in any offering under such Piggyback Shelf Registration Statement (the “Piggyback Shelf Takedown”).

(b) If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the Investor (if the Investor has elected to include Registrable Securities in such Piggyback Registration or Piggyback Shelf Takedown) in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration or takedown (i) first, the shares of Common Stock that the Company proposes to sell; (ii) second, the shares of Common Stock requested to be included therein by the Investor; and (iii) third, the shares of Common Stock requested to be included therein by holders of Common Stock other than the Investor, allocated among such holders in such manner as they may agree.

(c) If a Piggyback Registration or Piggyback Shelf Takedown is initiated as an underwritten offering on behalf of a holder of Common Stock other than the Investor, and the managing underwriter advises the Company in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration or takedown (i) first, the shares of Common Stock requested to be included therein by the holder(s) requesting such registration or takedown and by the Investor, and (ii) second, the shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

(d) If any Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use all commercially reasonable best efforts to cause such registration statement to become effective and keep such registration statement continuously effective for up to 365 days, or until the distribution described in such registration statement is completed, if earlier (the “Effectiveness Period”).

(b) Furnish to the Investor not less than six (6) business days prior to the filing of each registration statement or amendment or supplement thereto, the document(s) proposed to be filed, which documents will be subject to the review of the Investor. The Company shall not file any registration statement or amendment or supplement thereto in a form to which the Investor reasonably objects in good faith, provided that, the Company is notified of such objection in writing within the six (6) business day period described above.

(c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities for the Effectiveness Period.

(d) Promptly notify the Investor via facsimile or electronic mail of the effectiveness of a registration statement registering the Registrable Securities and furnish to the Investor such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities subject to such registration statement.

(e) Use all commercially reasonable best efforts to register and qualify the Registrable Securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investor, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Investor, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already qualified to do business or subject to service of process in that jurisdiction.

(f) Notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days, and following such notification, and subject to the provisions of this Agreement, promptly prepare and furnish to seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing.

(g) Cause all such Registrable Securities registered pursuant to this Section 1 to be listed on each national securities exchange or trading system on which similar securities issued by the Company are then listed.

(h) Cooperate with any registered broker through which the Investor proposes to resell its Registrable Securities in effecting a filing with Financial Industry Regulatory Authority (“FINRA”) pursuant to FINRA Rule 5110 as reasonably requested by the Investor and the Company shall pay the filing fee required for the first such filing within four (4) business days of the request therefor.

(i) Make such filings and take such other actions in any and all non-U.S. jurisdictions in which the Investor has informed the Company it may seek to offer and sell Registrable Securities, either pursuant to a Registration Statement or otherwise, as requested by the Investor to comply with the laws and regulations of such jurisdictions with respect to the offer and sale of the Registrable Securities. For the avoidance of doubt, the laws and regulations of any such non-U.S. jurisdiction in which the Investor seeks to offer and sell Registrable Securities shall not apply to the Company, except to the extent necessary for purposes of making the filings or taking such other actions as necessary to comply with the obligation set forth in this Section 1.4(i).

(j) Make available for inspection during the Company’s normal business hours by the Investor selling Registrable Securities, by any underwriter participating in any disposition to be effected pursuant to a Registration Statement and by any attorney, accountant or other agent retained by the Investor or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information as shall be reasonably necessary to enable Investor, or such underwriter, attorney, accountant or agent to exercise their respective due diligence responsibilities in connection with a Registration Statement.

(k) Obtain a “cold comfort” letter or letters from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by “cold comfort” letters as the Investor shall reasonably request in connection with an underwritten offering of at least a majority of the Registrable Securities.

(l) Make available the executive officers of the Company to participate with the Investor and any underwriters in any “road shows” that may be reasonably requested by the Purchaser in connection with an underwritten distribution of at least a majority of the Registrable Securities.

1.5 Information From Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of the Investor that Investor furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities and as contained in the Selling Stockholder Questionnaire.

1.6 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2 including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a registration statement.

1.7 Delay of Registration. Investor shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless the Investor, each of its officers, directors, members, partners, any underwriter (as defined in the Securities Act) for such Investor and each person, if any, who controls such Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities or actions, as such expenses are incurred, (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “ Violation ”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), nor shall the Company be liable to the Investor, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investor, underwriter or controlling person.

(b) To the extent permitted by law, Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Investor expressly for use in connection with such registration; and Investor will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld, delayed or conditioned; provided, that in no event shall any indemnity under this subsection 1.8(b) exceed the net proceeds from the sale of securities by investor.

(c) Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

(d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by the Investor under this Subsection 1.8(d) exceed the net proceeds from the offering of securities received by the Investor. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) The obligations of the Company and Investor under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may not be assigned except upon the prior written consent of the Company or to a successor or affiliate party of Investor, in which case the prior written consent of the Company is not required.

2. Miscellaneous.

2.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

2.2 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.3 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties.

2.4 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile or electronic mail, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address, facsimile number or email address as set forth on the signature page hereto or as subsequently modified by written notice delivered in accordance with this Section 2.4.

2.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

2.6 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

2.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature Pages Follow]

The parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:

NEURALSTEM, INC.

By:

(Signature Page to Registration Rights Agreement)

IN WITNESS WHEREOF, the undersigned have caused this Registration Rights Agreement be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investor:	Tianjin Pharmaceuticals Group International Holdings Co., Ltd.

Signature of Authorized Signatory of Investor:

Name of Authorized Signatory:	Jing GAO

Title of Authorized Signatory:	Chairman of the Board of Directors

Address:	No. 29 Youyi North Road, Pharmaceuticals Building, Hexi District, Tianjin, P. R. China

Facsimile:	022-23268913

Email for Notices:	yyjt_zbyy@163.com

(Signature Page to Registration Rights Agreement)

EXHIBIT A

Selling Stockholder Questionnaire

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Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of Neuralstem, Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name.

(a)	Full Legal Name of Selling Stockholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact Person:

3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes  ☐            No  ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes  ☐            No  ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

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(c)	Are you an affiliate of a broker-dealer?

Yes  ☐            No  ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐            No  ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a) Type and Amount of other securities beneficially owned by the Selling Stockholder:

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5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

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